UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2008 (July 17, 2008)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51792	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

(Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 17, 2008, China TransInfo Technology Corp. (the “Company”) and its 95% owned Chinese subsidiary, Beijing PKU Chinafront High Technology Co., Ltd., entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor, SAIF Partners III L.P. (“SAIF”). Under the Purchase Agreement, the Company issued and sold to SAIF 2,586,207 shares of the Company’s common stock (the “Shares”) at a price per share of $5.80 for an aggregate purchase price of $15.0 million.

Pursuant to the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with SAIF, pursuant to which, among other things, the Company agreed to register the Shares within a pre-defined period. The Company is subject to registration delay payments in the amounts prescribed by the Registration Rights Agreement if it is unable to file the Registration Statement, cause it to become effective or maintain its effectiveness as required by the Registration Rights Agreement.

On the same day, the Company and two major shareholders of the Company, Karmen Investment Holdings Limited and Leguna Verde Investments Limited (the “Major Shareholders”), entered into a voting agreement (the “Voting Agreement”) with SAIF, pursuant to which, among other things, the Company agreed to ensure the election of two new directors within a pre-defined period. One of these directors will be designated by SAIF and the other will be a new independent director designated by the Company. In addition, under the Voting Agreement, SAIF and the Major Shareholders agreed, during the term of the Voting Agreement, to vote, or cause to be voted, all shares owned by them, to ensure that the individual designated by SAIF will be elected as a director of the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement, the Securities Purchase Agreement and the Voting Agreement and is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 4.1, 10.1 and 10.2, respectively.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 17, 2008, the Company consummated a private placement contemplated by the Purchase Agreement (the “Private Placement”), pursuant to which the Company issued and sold to SAIF 2,586,207 shares of the Company’s common stock, representing approximately 11.47% of the issued and outstanding capital stock of the Company on a fully-diluted basis immediately after consummation of the Private Placement, for an aggregate purchase price of $15,000,000, or $5.80 per share.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. SAIF agreed that (a) it had access to all of the Company’s information pertaining to the investment and was provided with the opportunity to ask questions and receive answers regarding the offering, (b) it was acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act and (c) it would not sell or otherwise transfer the purchased securities unless in compliance with state and federal securities laws. SAIF represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the securities.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, by and between China TransInfo Technology Corp. and SAIF Partners III L.P., dated July 17, 2008.

10.1	Securities Purchase Agreement, by and among China TransInfo Technology Corp., Beijing PKU Chinafront High Technology Co., Ltd. and SAIF Partners III L.P., dated July 17, 2008.

10.2	Voting Agreement, by among China TransInfo Technology Corp., Karmen Investment Holdings Limited, Leguna Verde Investments Limited and SAIF Partners III L.P., dated July 17, 2008.

99.1	Press Release, dated July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: July 18, 2008

/s/ Shudong Xia

Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, by and between China TransInfo Technology Corp. and SAIF Partners III L.P., dated July 17, 2008.

10.1	Securities Purchase Agreement, by and among China TransInfo Technology Corp., Beijing PKU Chinafront High Technology Co., Ltd. and SAIF Partners III L.P., dated July 17, 2008.

10.2	Voting Agreement, by among China TransInfo Technology Corp., Karmen Investment Holdings Limited, Leguna Verde Investments Limited and SAIF Partners III L.P., dated July 17, 2008.

99.1	Press Release, dated July 18, 2008.